Exhibit 3

    Opinion of Counsel as to the legality of the securities being registered


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                                 AUSA LETTERHEAD

October 15, 1997

Board of Directors
AUSA Life Insurance Company, Inc.
AUSA Series Life Account
4 Manhattanville Road
Purchase, New York  10577

Gentlemen:

In my capacity as Vice President, Assistant Secretary and Counsel of AUSA Life insurance Company, Inc. ("AUSA Life"), I have participated in the preparation and review of an Initial Registration Statement on Form S-6 filed with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of flexible premium variable life insurance policies (the "Policies") to be issued with respect to the AUSA Series Life Account (the "Account"). The Account was established on October 24, 1994, by the Board of Directors of AUSA Life as a separate account for assets applicable to the Policies, pursuant to the provisions of the New York Insurance Law.

I am of the following opinion:

1. AUSA Life has been duly organized under the laws of New York and is a validly existing corporation.

2. The Account has been duly created and is validly existing as a separate account pursuant to New York Insurance Law.

3. Section 4240 of the New York Insurance Law provides that the portion of the assets of the Account equal to the reserves and other liabilities for variable benefits under the Policies is not chargeable with liabilities arising out of any other business AUSA Life may conduct. Assets allocated to the Fixed Account under the Policies, however, are part of AUSA Life's general account and are subject to AUSA Life's general liabilities from business operations.

4. The Policies, when issued as contemplated by the Registration Statement, will be legal and binding obligations of AUSA Life in accordance with their terms.


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AUSA Life Insurance Company, Inc.
October 15, 1997
Page Two

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/ ROBERT F. COLBY
-------------------------
Robert F. Colby
Vice President,
Assistant Secretary and Counsel